Exhibit 10.2

FIRST AMENDMENT dated as of May 7, 2008 (this “Amendment”), to the AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT dated as of November 6, 2006 (as further amended, supplemented or otherwise modified from time to time, the “A&R Stockholders’ Agreement”), among LAZ-MD HOLDINGS LLC, a Delaware limited liability company (“LAZ-MD”), LAZARD LTD, a Bermuda exempted company (“Lazard Ltd”), and certain other persons party thereto.

WHEREAS, each of LAZ-MD, certain Covered Persons and Lazard Ltd desire to amend the A&R Stockholders’ Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the A&R Stockholders’ Agreement.

SECTION 2. Amendments. The A&R Stockholders’ Agreement is hereby amended as follows:

(a) Section 1.1 of the A&R Stockholders’ Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Entity” shall have the meaning ascribed to it in the Retention Agreements referred to in the Master Separation Agreement.

“Charity Shares” means, at any time and with respect to a Covered Person that is a charitable foundation, charitable organization or other entity created for charitable purposes and is a permitted transferee of a present or former Covered Person, a number of shares of Common Stock equal to the Class II Units held at such time by such Covered Person.

“Non-Participating Shares” means, with respect to a Covered Person, a number of shares of Common Stock equal to (without duplication) the aggregate number of Class II Units that such Covered Person could have (but did not) exchange in connection with any and all Public Offerings of Common Stock taking place after the IPO Date and on or prior to the third anniversary thereof; provided that, at any time following a Partial LAZ-MD Mandatory Exchange (as defined in the Master Separation Agreement), the “Non-Participating Shares” of any Covered Person who is the subject of a Partial LAZ-MD Mandatory Exchange shall mean the number of shares of Common Stock equal to the common interests of Lazard Group received by such person in respect of the number of Class II Units otherwise determined in accordance with the foregoing provisions of this definition.

(b) Article IV of the A&R Stockholders’ Agreement is hereby amended by inserting the following as new Section 4.17:

“Notwithstanding anything to the contrary (including Sections 4.1, 4.2 and 4.3), if in connection with a Public Offering of Common Stock, whether as part of an Annual Registration or otherwise, the number of shares of Common Stock proposed to be included in such Public Offering by Covered Persons is reduced (or “cut-back”) upon the advice of a managing underwriter as a result of market limitations, (i) as between Non-Participating Shares proposed to be included in such offering and all other shares of Common Stock proposed to be included in such offering by Covered Persons, such Non-Participating Shares shall, to the extent otherwise entitled to participate in the offering, have priority with respect to registration (provided that the foregoing priority shall terminate immediately following the first Public Offering of Common Stock taking place after May 10, 2008) and (ii) as between any Charity Shares of a person proposed to be included in such offering and all other shares of Common Stock proposed to be included in the offering by the Covered Person that shall have transferred such Charity Shares and any Entity relating to such Covered Person (taken together), such

Charity Shares shall, to the extent otherwise permitted to participate in the offering, have priority with respect to registration.”

SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) when LAZ-MD shall have received counterparts of this Amendment (or written consents to this Amendment) bearing the signature of (i) LAZ-MD, (ii) Lazard Ltd and (iii) Covered Persons that, when taken together, constitute 66 2/3% of the outstanding Covered Interests.

SECTION 4. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

SECTION 5. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

LAZ-MD HOLDINGS LLC,

By:	/s/ Larry Grafstein
Name: Larry Grafstein Title: Director

LAZARD LTD,

By:	/s/ Michael Castellano
Name: Michael Castellano Title: Chief Financial Officer